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As Filed with the Securities and Exchange Commission on May 6, 2004

Registration No. 333-112814

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STRATUS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	561320 (Primary Standard Industrial Classification Code Number)	223499261 (I.R.S. Employer Identification)
500 Craig Road Manalapan, New Jersey 07726 (732) 866-0300 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joseph J. Raymond
Chairman and Chief Executive Officer
Stratus Services Group, Inc.
500 Craig Road
Manalapan, New Jersey 07726
(732) 866-0300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications to:
Philip D. Forlenza, Esq. Giordano, Halleran & Ciesla, P.C. 125 Half Mile Road P.O. Box 190 Middletown, New Jersey 07748 (732) 741-3900

        Approximate date of commencement of proposed sale to the public:

        As soon as practicable after the effective date of this Registration Statement and satisfaction or waiver of all other conditions to the transactions described in the enclosed Prospectus.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        The purpose of this Amendment No. 3 is solely to file exhibits to the Registration Statement as set forth below in Item 21 of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Delaware General Corporation Law, Section 102(b)(7), authorizes a corporation to eliminate or limit personal liability of members of its board of directors for violations of a director's fiduciary duty of care. Such elimination or limitation of personal liability is not permitted, however, where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or knowing violation of law, or payment of a dividend or approval of a stock repurchase which was deemed illegal or where a director obtains an improper personal benefit.

        The Registrant's Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on September 3, 1999) provides that a director of the Company shall, to the maximum extent permitted by Section 102(b)(7) or any successor provision or provisions, have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

        Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

        The Registrant's Amended and Restated Certificate of Incorporation and Bylaws (filed as Exhibit 3.2 to Amendment No. 6 to the Company's Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on February 1, 2000) provides that any director or officer of the Company involved in any action, suit or proceeding, the basis of which is alleged action or inaction by such director or officer while he was acting in an official capacity as a director or officer of the Registrant or as a director, trustee, officer, employee or agent of another entity at the request of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by Section 145 against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such indemnification as to such alleged action or inaction continues as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Registrant or a director, officer, trustee, employee or agent of such other entity and inures to the benefit of the indemnitee's heirs, executors and administrators. The Certificate of Incorporation also provides that the right to indemnification shall be a contract right which shall not be affected adversely as to any indemnitee by any amendment to the Certificate of Incorporation with respect to any action or inaction occurring prior to such amendment and shall include, unless otherwise restricted or prohibited by law or the Registrant's By-laws, the right to be paid by the Registrant for expenses incurred in defending any such proceeding in advance of its final disposition. The Registrant's Board of Directors may also grant these indemnification rights to any employee or agent of the Registrant or to any person who is or was a director, officer, employee or agent of the Registrant's affiliates, predecessors or subsidiaries.

Item 21.    Exhibits and Financial Statement Schedules.

    (a)
    Exhibit Index

Number	Description
2.1
Asset Purchase Agreement, dated July 9, 1997, among Stratus Services Group, Inc. and Royalpar Industries, Inc., Ewing Technical Design, Inc., LPL Technical Services, Inc. and Mainstream Engineering Company, Inc., as amended by Amendment No. 1 to the Asset Purchase Agreement, dated as of July 29, 1997.(1)
2.2	Asset Purchase Agreement, effective January 1, 1999, by and between Stratus Services Group, Inc. and B&R Employment Inc.(1)
2.3	Asset Purchase Agreement, dated June 16, 2000, by and between Stratus Services Group, Inc. and Out Source International of America, Inc.(5)
2.4	Asset Purchase Agreement, dated October 13, 2000, by and between Stratus Services Group, Inc. and Out Source International of America, Inc.(6)

2.5	Asset Purchase Agreement, dated January 2, 2001, by and between Stratus Services Group, Inc. and Cura Staffing Inc. and Professional Services, Inc.(15)
2.6	Asset Purchase Agreement, dated July 27, 2001, by and between Stratus Services Group, Inc. and Source One Personnel, Inc.(8)
2.7	Asset Purchase Agreement, dated December 27, 2001, by and between Stratus Services Group, Inc. and Provisional Employment Solutions, Inc.(9)
2.8
Asset Purchase Agreement, dated as of January 24, 2002 among Stratus Services Group, Inc., Charles Sahyoun, Sahyoun Holdings, LLC and SEA Consulting Services Corporation. Information has been omitted from the exhibit pursuant to an order granting confidential treatment.(16)
2.9	Asset Purchase Agreement dated as of March 4, 2002, by and among Wells Fargo Credit, Inc. and Stratus Services Group, Inc.(22)
2.10	Asset Purchase Agreement dated November 19, 2002, by and between Stratus Services Group, Inc. and Elite Personnel Services, Inc.(23)
2.11	Asset Purchase Agreement dated as of September 10, 2003 between Stratus Services Group, Inc. and D/O Staffing LLC.(28)
2.12	Asset Purchase Agreement dated as of August 18, 2003 between Stratus Services Group, Inc. and ALS, LLC.(28)
3.1	Amended and Restated Certificate of Incorporation of the Registrant.(1)
3.1.1	Certificate of Designation, Preferences and Rights of Series A Preferred Stock.(10)
3.1.2	Certificate of Amendment to Certificate of Designation.(14)
3.1.3	Certificate of Designation, Preferences and Rights of Series B Preferred Stock.(14)
3.1.4	Certificate of Designation, Preferences and Rights of Series E Preferred Stock.(21)
3.1.5	Certificate of Amendment to Certificate of Designation, Preferences and Rights of Series E Preferred Stock.(21)
3.1.6	Certificate of Designation, Preferences and Rights of Series F Preferred Stock.(21)
3.1.7	Certificate of Designation, Preference and Rights of Series H Preferred Stock.(24)
3.1.8	Certificate of Amendment to Certificate of Designation, Preferences and Rights of Series E Preferred Stock.(28)
3.1.9	Form of Certificate of Designation, Preferences and Rights of Series I Preferred Stock. (refiled herewith)
3.2	By-Laws of the Registrant.(2)
4.1.1	Specimen Common Stock Certificate of the Registrant.(1)
4.1.2	Form of 6% Convertible Debenture.(11)
4.1.3	Specimen Series A Preferred Stock Certificate of the Registrant. (14)
4.1.4	Agreement dated as of June 26, 2001 between Stratus Services Group, Inc. and Artisan (UK) plc.(10)
4.1.5	Subscription Agreement dated as of June 26, 2001 between Stratus Services Group, Inc. and Artisan.com Limited.(10)
4.1.8	Specimen Series E Stock Certificate of Registrant.(21)
4.1.9	Specimen Series F Stock Certificate of Registrant.(21)
4.1.10	Exchange Agreement between Pinnacle Investment Partners, LP and the Registrant.(21)
4.1.11	Exchange Agreement between Transworld Management Services, Inc. and the Registrant.(21)

4.1.12	Stock Purchase Agreement between Joseph J. Raymond, Sr., and the Registrant regarding Series F Preferred Stock.(21)
4.1.13	Specimen Series I Stock Certificate of Registrant. (filed with Amendment No.2 to the Registration Statement.)
4.2.1
Warrant for the Purchase of 10,000 Shares of Common Stock of Stratus Services Group, Inc., dated November 30, 1998, between Alan Zelinsky and Stratus Services Group, Inc., and supplemental letter thereto dated December 2, 1998.(1)
4.2.2	Warrant for the Purchase of 40,000 Shares of Common Stock of Stratus Services Group, Inc., dated November 23, 1998, between David Spearman and Stratus Services Group, Inc.(1)
4.2.3
Warrant for the Purchase of 10,000 Shares of Common Stock of Stratus Services Group, Inc., dated November 30, 1998, between Sanford Feld and Stratus Services Group, Inc., and supplemental letter thereto dated December 2, 1998.(1)
4.2.4	Warrant for the Purchase of 20,000 Shares of Common Stock of Stratus Services Group, Inc., dated November 30, 1998, between Peter DiPasqua, Jr. and Stratus Services Group, Inc.(1)
4.2.5	Warrant for the Purchase of 20,000 Shares of Common Stock of Stratus Services Group, Inc., dated December 2, 1998, between Shlomo Appel and Stratus Services Group, Inc.(1)
4.2.6	Form of Underwriter's Warrant Agreement between Registrant and Hornblower & Weeks, Inc., including form of warrant certificate.(7)
4.2.7	Warrant for the Purchase of Common Stock dated as of December 4, 2000 issued to May Davis Group, Inc.(13)
4.2.8	Warrant for the Purchase of Common Stock dated as of December 4, 2000 issued to Hornblower & Weeks, Inc.(13)
4.2.9	Warrant for the Purchase of Common Stock dated as of December 12, 2001 issued to International Capital Growth.(15)
4.2.10	Warrant for the Purchase of Common Stock dated as of April 9, 2002 issued to CEOCast.(22)
4.2.11	Warrant for the Purchase of Common Stock dated as of October 17, 2001 issued to Stetson Consulting.(22)
4.2.12	Warrant for the Purchase of Common Stock dated as of November 3, 2003 issued to Advantage Services Group, LLC.(28)
4.2.13	Form of Warrant Agreement between Stratus Services Group, Inc. and American Stock Transfer Company, including form of warrant certificate for warrant comprising part of unit.(29)
5	Opinion and Consent of Giordano, Halleran & Ciesla, P.C. (refiled herewith)
8.1	Opinion of Giordano Halleran & Ciesla, P.C. regarding tax matters. (filed with Amendment No. 2 to the Registration Statement)
9.1.1	Voting proxy agreement between Artisan (UK) plc, Stratus Services Group, Inc. and Joseph J. Raymond, Sr.(17)
10.1.1	Employment Agreement dated September 1, 1997, between Stratus Services Group, Inc. and Joseph J. Raymond.(1)
10.1.6	Executive Employment Agreement dated September 1, 1997 between Stratus Services Group, Inc. and Michael A. Maltzman.(1)
10.1.7	Consulting Agreement, dated as of August 11, 1997, between Stratus Services Group, Inc. and Jeffrey J. Raymond.(1)
10.1.8	Non-Competition Agreement, dated June 19, 2000 between Stratus Services Group, Inc. and Out Source International of America, Inc.(5)
10.1.9	Non-Competition Agreement, dated October 27, 2000 between Stratus Services Group, Inc. and Out Source International of America, Inc.(6)

10.1.10	Option to purchase 1,000,000 shares of Stratus Services Group, Inc. Common Stock issued to Joseph J. Raymond.(11)
10.1.11	Option to purchase 500,000 shares of Stratus Services Group, Inc. Common Stock issued to Joseph J. Raymond.(19)
10.1.12	Option to purchase 1,750,000 shares of Stratus Services Group, Inc. Common Stock issued to Joseph J. Raymond.(19)
10.1.13	Non-Competition Agreements dated December 1, 2002 between Stratus Services Group, Inc. and each of Elite Personnel Services, Inc. and Bernard Freedman.(23)
10.1.14	Employment Agreement dated December 1, 2002 between Stratus Services Group, Inc. and Bernard Freedman.(23)
10.2.1	Lease, effective October 1, 2002, for offices located at 500 Craig Road, Manalapan, New Jersey 07726(22)
10.3.1	Loan and Security Agreement, dated December 8, 2000, between Capital Tempfunds, Inc. and Stratus Services Group, Inc.(11)
10.3.2	First Amendment to Loan and Security Agreement between Capital Temp Funds and Stratus Services Group, Inc.(28)
10.3.3	Second Amendment to Loan and Security Agreement between Capital Temp Funds and Stratus Services Group, Inc.(28)
10.3.4	Third Amendment to Loan and Security Agreement between Capital Temp Funds and Stratus Services Group, Inc.(28)
10.3.5	Fifth Amendment to Loan and Security Agreement between Capital Temp Funds and Stratus Services Group, Inc.(28)
10.4.2	Promissory Note and Security Agreement in the amount of $400,000, dated as of June 19, 2000, issued by Stratus Services Group, Inc. to Out Source International of America, Inc.(5)
10.4.3	Promissory Note in the amount of $100,000, dated as of June 19, 2000, issued by Stratus Services Group, Inc. to Out Source International of America, Inc.(5)
10.4.4	Promissory Note and Security Agreement in the amount of $75,000, dated as of October 27, 2000, issued by Stratus Services Group, Inc. to Out Source International of America, Inc.(6)
10.4.5	Promissory Note and Security Agreement in the amount of $600,000, dated as of July 27, 2001, issued by Stratus Services Group, Inc. to Source One Personnel, Inc.(8)
10.4.6	Promissory Note and Security Agreement in the amount of $1.8 million, dated as of July 27, 2001, issued by Stratus Services Group, Inc. to Source One Personnel, Inc.(8)
10.4.7	Promissory Note in the amount of $1,264,000 dated as of December 1, 2002, issued by Stratus Services Group, Inc. to Elite Personnel Services, Inc.(23)
10.5.1	Registration Rights Agreement, dated August, 1997, by and among Stratus Services Group, Inc. and AGR Financial, L.L.C.(1)
10.5.2	Registration Rights Agreement, dated August 1997, by and among Stratus Services Group, Inc. and Congress Financial Corporation (Western).(1)
10.5.3	Form of Registration Rights Agreement, dated December 4, 2000, by and among Stratus Services Group, Inc. and purchasers of the Stratus Services Group, Inc. 6% Convertible Debenture.(11)
10.5.4	Registration Rights Agreement, dated as of December 4, 2000, between Stratus Services Group, Inc., May Davis Group, Inc., Hornblower & Weeks, Inc. and the other parties named therein.(13)
10.6.1	Stock Purchase and Investor Agreement, dated August 1997, by and between Stratus Services Group, Inc. and Congress Financial Corporation (Western).(1)

10.6.2	Stock Purchase and Investor Agreement, dated August 1997, by and among Stratus Services Group, Inc. and AGR Financial, L.L.C.(1)
10.6.3	Form of Securities Purchase Agreement, dated December 4, 2000 by and between Stratus Services Group, Inc. and purchasers of the Stratus Services Group, Inc. 6% Convertible Debenture.(11)
10.7.1	1999 Equity Incentive Plan(1)
10.7.2	2000 Equity Incentive Plan(11)
10.7.3	2001 Equity Incentive Plan(12)
10.7.4	2002 Equity Incentive Plan(19)
10.7.5	Form of Option issued under 1999 Equity Incentive Plan.(19)
10.7.6	Form of Option issued under 2000 Equity Incentive Plan.(19)
10.7.7	Form of Option issued under 2001 Equity Incentive Plan.(19)
10.7.8	Form of Option issued under 2002 Equity Incentive Plan.(19)
10.8	Debt to Equity Conversion Agreement by and between Stratus Services Group, Inc. and B&R Employment, Inc.(3)
10.8.1	Amendment to Debt to Equity Conversion Agreements by and between Stratus Services Group and B&R Employment, Inc.(2)
10.8.2	Forbearance Agreement dated January 24, 2002 between Stratus Services Group, Inc. and Source One Personnel.(20)
10.8.3	Modification of Forbearance Agreement dated June 4, 2002 between Stratus Services Group, Inc. and Source One Personnel, together with Exhibits thereto.(21)
10.10	Allocation and Indemnity Agreement dated as of January 24, 2002 among the Company, Charles Sahyoun and Sahyoun Holdings, LLC.(20)
10.11	Letter Agreement dated April 15, 2002 between Stratus Services Group, Inc., Sahyoun Holdings, LLC and Joseph J. Raymond, Sr. amending the Allocation and Indemnity Agreement dated April 18, 2002.(17)
10.12	Exchange Agreement dated March 11, 2002 by and between Transworld Management Services, Inc. and Stratus Services Group, Inc.(22)
10.13	Securities Purchase Agreement dated March 11, 2002, by and between Pinnacle Investment Group, LP and Stratus Services Group, Inc.(22)
10.14	Operating Agreement of Stratus Technology Services.(28)
10.15	Form of Securities Purchase Agreement between the Registrant and Series E Shareholders.(27)
10.16	Compromise Agreement between the Registrant and Series E Shareholders dated July 30, 2003.(27)
10.17	Redemption Agreement dated July 31, 2003 between Artisan (UK) plc and the Company.(29)
10.18	Agreement to Exchange Series H Preferred shares for Series E Preferred shares between the Company and Pinnacle Investment Partners, L.P.(27)
10.19	Letter Agreement regarding Employee Services Agreement between Stratus Services Group, Inc. and Advantage Services Group, LLC.(28)
10.20	Letter Agreement regarding Receivables between Stratus Services Group, Inc. and Advantage Services Group, LLC.(28)
12	Computation of Ratio of Earnings to Fixed Charges. (filed with Amendment No. 2 to the Registration Statement)
21	Subsidiaries of Registrant.(15)

23.1	Consent of Amper, Politzner & Mattia, P.A., Independent Accountants. (filed with Amendment No. 2 to the Registration Statement)
23.2	Consent of Giordano, Halleran & Ciesla. (refiled with Exhibit 5)
24	Power of Attorney (located on signature pages of Form S-4 Registration Statement being amended hereby).

Footnote 1
Incorporated by reference to similarly numbered Exhibits filed with Amendment No. 1 to the Company's Registration Statement on Form SB-2 (Registration Statement No. 333-83255) as filed with the Securities and Exchange Commission on September 3, 1999.
Footnote 2
Incorporated by reference to similarly numbered Exhibits filed with Amendment No. 6 to the Company's Registration Statement on Form SB-2 (Registration Statement No. 333-83255) as filed with the Securities and Exchange Commission on February 1, 2000.
Footnote 3
Incorporated by reference to similarly numbered Exhibits filed with Amendment No. 3 to the Company's Registration Statement on Form SB-2 (Registration Statement No. 333-83255) as filed with the Securities and Exchange Commission on December 17, 1999.
Footnote 4
Incorporated by reference to similarly numbered Exhibits filed with Amendment No. 7 to the Company's Registration Statement on Form SB-2 (Registration Statement No. 333-83255) as filed with the Securities and Exchange Commission on March 17, 2000.
Footnote 5	Incorporated by reference to the Exhibits to the Company's Form 8-K, as filed with the Securities and Exchange Commission on June 30, 2000
Footnote 6	Incorporated by reference to the Exhibits to the Company's Form 8-K, as filed with the Securities and Exchange Commission on November 3, 2000
Footnote 7
Incorporated by reference to Exhibit 1.2 filed with Amendment No. 5 to the Company's Registration Statement on Form SB-2 (Registration Statement No. 333-83255) as filed with the Securities and Exchange Commission on February 11, 2000.
Footnote 8	Incorporated by reference to the Exhibits to the Company's Form 8-K, as filed with the Securities and Exchange Commission on August 9, 2001.
Footnote 9	Incorporated by reference to the Exhibits to the Company's Form 8-K, as filed with the Securities and Exchange Commission on January 2, 2002.
Footnote 10	Incorporated by reference to Exhibit 3 filed with Form 10-Q for the Quarter ended June 30, 2001 as filed with the Securities and Exchange Commission on August 14, 2001.
Footnote 11	Incorporated by reference to similarly number Exhibits to the Company's Form 10-KSB, as filed with the Securities and Exchange Commission on December 29, 2000.
Footnote 12
Incorporated by reference to similarly numbered Exhibits filed with the Company's Registration Statement on Form S-1 (Registration Statement No. 333-55312) as filed with the Securities and Exchange Commission on February 9, 2001.
Footnote 13	Incorporated by reference to the Exhibits to the Company's Form S-1/A, as filed with the Securities and Exchange Commission on April 11, 2001.
Footnote 14	Incorporated by reference to the Exhibits to the Company Form 8-K, as filed with the Securities and Exchange Commission on April 4, 2002.
Footnote 15
Incorporated by reference to similarly numbered Exhibits filed with the Registrant's Form 10-K for the fiscal year ended September 30, 2001 and filed with the Securities and Exchange Commission on January 25, 2002.
Footnote 16
Incorporated by reference to similarly numbered Exhibits filed with the Registrant's Form 10-K/A for the fiscal year ended September 30, 2001, as filed with the Securities and Exchange Commission on March 5, 2002.
Footnote 17	Incorporated by reference to the Exhibits to the Company's Form 10-Q for the quarter ended March 31, 2002, as filed with the Securities and Exchange Commission on May 15, 2002.

Footnote 18	Incorporated by reference to the Exhibits to the Company's Form 8-K, as filed with the Securities and Exchange Commission on April 4, 2002.
Footnote 19	Incorporated by reference to the Exhibits to the Company's Form S-8, as filed with the Securities and Exchange Commission on September 17, 2002.
Footnote 20
Incorporated by reference to the Exhibits to the Company's Form 10-K, as filed with the Securities and Exchange Commission on January 25, 2002, as amended by the Company's Form 10-K/A, as filed with the Securities and Exchange Commission on March 5, 2002.
Footnote 21	Incorporated by reference to the Company's 10-Q, for the quarter ended June 30, 2002, as filed with the Securities and Exchange Commission on August 14, 2002.
Footnote 22
Incorporated by reference to the similarly numbered Exhibits filed with the Company's Registration Statement on Form S-1 (Registration Statement No. 333-100149) as filed with the Securities and Exchange Commission on September 27, 2002.
Footnote 23	Incorporated by reference to the Exhibits to the Company's Form 8-K, as filed with the Securities and Exchange Commission on November 26, 2002.
Footnote 24	Incorporated by reference to the similarly numbered Exhibits to the Company's Form 10-K, as filed with the Securities and Exchange Commission on December 23, 2002.
Footnote 25	Incorporated by reference to the Exhibits to the Company's Form S-1, as filed with the Securities and Exchange Commission on February 3, 2003.
Footnote 26	Incorporated by reference to the Exhibits to the Company's Form S-1, as filed with the Securities and Exchange Commission on March 20, 2003.
Footnote 27
Incorporated by reference to the similarly numbered exhibits to the Company's Form 10-Q for the quarterly period ended June 30, 2003, as filed with the Securities and Exchange Commission on August 13, 2003.
Footnote 28
Incorporated by reference to the similarly numbered exhibits to the Company's Form 10-K for the fiscal year ended September 30, 2003 as filed with the Securities and Exchange Commission on December 24, 2003.
Footnote 29	Incorporated by reference to similarly numbered exhibits to Amendment No. 2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 30, 2004.
    (b)
    Financial Statement Schedules

    Schedule II—Valuation and Qualifying Accounts (see page II-10 for Schedule II and page F-2 for Report of Independent Accountants on Schedule II)

        All other schedules are omitted because they are not applicable or the required information is shown in the Financial Statements or notes thereto.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Manalapan, the State of New Jersey, on May 5, 2004.

STRATUS SERVICES GROUP, INC.
By:	/s/ JOSEPH J. RAYMOND Joseph J. Raymond Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Exchange Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date
/s/ JOSEPH J. RAYMOND Joseph J. Raymond	Chairman, Chief Executive Officer (Principal Executive Officer)	May 5, 2004
/s/ MICHAEL A. MALTZMAN Michael A. Maltzman	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 5, 2004
* Michael J. Rutkin	Director	May 5, 2004
* Donald W. Feidt	Director	May 5, 2004
* Sanford I. Feld	Director	May 5, 2004
*By:	/s/ JOSEPH J. RAYMOND Joseph J. Raymond Attorney-in-Fact

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers.
  Item 21. Exhibits and Financial Statement Schedules.
SIGNATURES